Exhibit 10.7

Employment Contract – Hongwen Zhang

Employer (Party A): Jiangyin Huarui Electrical Technology Co., Ltd.

Address: No. 78 Hualu Road, Huashi Town, Jiangyin, Jiangsu Province, China 214421

Employee (Party B): Hongwen Zhang, male; high school education; Hukou in Jiangyin, Jiangsu Province

I.	Contract period

This contract is 6-year contract starting from January 01, 2015 through December 31, 2020.

II.	Employment location and title

Party B agrees to work with Party A in the office in Jiangyin based on the job requirement and with the job title as Director.

III.	Labor remuneration

The annual salary of Party B is RMB120,000 per year (monthly salary of RMB 10, 000 per month) and shall be paid every month.

The annual salary of Party B includes the basic salary, the house benefits and transportation benefits, the overtime work compensation, laid off economic compensation, non-competition compensation, social security benefits and other benefits and bonus etc.

Party B dully understands the salary system of Party B and accepts such salary payment. The parties can stipulate the other salary standard through negotiation and put such agreement in writing.

Party A shall fully pay the salary to Party B monthly by wire transfer and shall not delay or hold it without reason.

IV.	Work hours, Rest and Leave

Party A adopts the standard work hour system and the other work hour system permitted by the laws and regulations of PRC.

Party B enjoys all holidays and vacation rights under the national regulations during the contract period.

V.	Social insurance

Following the related national and local social insurance law, Party A shall pay social insurance fee on behalf of Party B; Party A shall deduct from Party B’s salary the individual payment part for the social security fee.

Upon the termination of the contract, Party A shall perform relevant social insurance procedure for Party B.

Any other benefits shall be based on relevant policies and regulations by the national and local government.

VI.	Employment protection, work condition and protection against occupational hazards

Party A shall strictly follow all laws and regulations related to labor protection by the national and local government of PRC and shall provide Party B with necessary work conditions and tools, establish safe production process, design standard operating instructions, work specifications and labor safety and health system.

If Party B involves in occupational hazards, Party A shall follow the national regulations to perform pre-service and post-service occupational health check; and shall provide regular health examinations during the contract period.

If Party A provides Party B occupational trainings and pays the training fees, the parties can execute training service agreement specifying the service duration and breach liability

VII.	Labor disciplines and regulations:

Party A shall make all legally designed labor disciplines and regulations public to Party B. Party B shall strictly follow regulations and rules of Party A and shall complete all tasks, improve his/her professional skills and execute all labor disciplines and ethics. If Party B violates any regulations, Party A can give appropriate administrative sanctions or terminate the contract under worse scenario according to its disciplines and regulations.

Party B shall keep confidential all the information he received about the business secret and other confidential information.

VIII.	Modification, revision, termination of the contract

When the labor contract expires or the termination condition of the labor contract stipulated by the two parties occurs, the labor contract shall be terminated. The modification of the labor contract shall be carried out in accordance with the relevant regulations and laws of PRC.

X.	Other stipulations

Party A has the right to knowledge the basic information of Part B before Party B signs this labor contract.

XI.	Dispute resolution:

Any labor dispute regarding performance of this contract can be brought up for medication and arbitration If any party could not agree with the result of the arbitration, it can initiate litigation or negotiate to solve such disputes.

XI.	Miscellaneous

The bylaws and regulations of Party A are appendix to this labor contract, which shall constitute the whole labor contract with this contract.

Any unresolved issue of this contract, parties can revolve through negotiation. If provisions of this contract conflict with laws and regulations of PRC, such provisions shall be nullified and the associate national laws and regulations shall prevail.

This contract is written in duplicate with each party holding one copy. The contract will come into force upon execution or stamp of both parties.

Party A: Jiangyin Huarui Electrical Technology Co., Ltd.

Party B: Hongwen Zhang

The contract was signed on January 01, 2015.